Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2018 Financial Results
Record full year revenue

Las Vegas, Nevada – March 12, 2019 (GLOBE NEWSWIRE) – CV Sciences, Inc. (OTCQB:CVSI) ("CV Sciences" or the “Company”) announced today its financial results for the year ended December 31, 2018.

Fiscal 2018 Financial and Operating Highlights

•	Record revenue of $48.2 million for 2018, an increase of 133% over 2017;

•	Record net income of $10.0 million, or $0.09 per fully diluted share;

•	Record adjusted EBITDA of $14.0 million or 29.0% of net revenue for 2018, an increase of $12.4 million from $1.6 million for 2017;

•	Retail distribution increases to 2,238 stores as of December 31, 2018, a 45% increase over the prior year;

•	Generated $12.6 million of cash from operations, with cash balance increasing to $12.7 million at year end;

•	Passage of 2018 Farm Bill has accelerated business development activities and is opening new channels of distribution;

•	Significant enhancements to management team in finance, science and regulatory functions;

•	CV Sciences named one of the first U.S. Hemp Authority™ Certified Manufacturers and PlusCBD Oil™ softgels named “Top Pick” by ConsumerLab.com; and

•	Earned the industry’s first self-affirmed Generally Recognized as Safe (GRAS) status for the PlusCBD™ Gold Formula product line.

“We finished 2018 with strong sales momentum and enter 2019 well positioned to capitalize on the rapidly growing consumer awareness and broad based demand for hemp CBD products. We generated 133% revenue growth during 2018 and expanded the availability of the PlusCBD™ brand to over 2,200 stores nationwide,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “The December passage of the 2018 Farm Bill has further broadened consumer and retailer interest in the hemp CBD product category and we are seeing significant new interest from nearly all channels of distribution. We are positioning our company to capitalize on this incremental growth opportunity with enhancements to our leadership team and business systems, and are in the planning process for expanded production and fulfillment capabilities to support rising demand.”
Mr. Dowling added, “Our drug development program continues to make steady progress in advancing our proprietary lead drug candidate - CVSI-007 - which addresses the multibillion dollar smokeless tobacco use and addiction market. We continue to anticipate filing an Investigational New Drug application in 2019. Our unique focus on the CBD market, through both a rapidly growing and highly profitable consumer product division as well as a drug development division positions us to broadly participate in a market that analysts estimate could reach $16 billion in sales by 2025. We look forward to our continued growth, new product innovation and broadening retail distribution during 2019 and beyond.”

Operating Results - Full Year 2018 Compared to Full Year 2017
Sales for 2018 were $48.2 million, an increase of 133.3% from $20.7 million in 2017. The sales increase in 2018 compared with 2017 reflects an increase in distribution, customer awareness and demand for the Company’s branded PlusCBD™ products, as the Company continued to expand and maintain its core customer base. The Company launched new products and formulations, including gel, capsules and gummies, which helped drive overall sales growth. The Company's natural product retail channel included 2,238 stores nationwide at December 31, 2018, up from 1,548 stores as of December 31, 2017.

Operating income for 2018 increased to $10.2 million, or 21.2% of net revenue, compared to an operating loss of $4.9 million in the prior year. The increase in the operating margin primary reflects significant operating leverage on SG&A expenses given the strong sales growth and to a lesser extent, the increase in gross margin.

Net income for 2018 increased to $10.0 million, or $0.09 per fully diluted share, compared to a net loss of $4.9 million or ($0.06) per fully diluted share in the prior year.

Adjusted EBITDA for 2018 was $14.0 million or 29.0% of net revenue, compared to $1.6 million or 7.7% of net revenue, in the prior year.

Fourth Quarter 2018 - Sales
During the fourth quarter of 2018, sales increased 96.4% to $14.2 million compared to $7.2 million in the prior year period. Fourth quarter sales growth reflects the Company's continued organic expansion into all sales channels, including the natural product retail, wholesale and direct-to-consumer channels. The Company's natural product retail channel included 2,238 stores nationwide at December 31, 2018, up from 1,548 stores as of December 31, 2017 and 2,093 stores as of September 30, 2018. CV Sciences continues to develop new sales channels as consumer awareness and demand increases. The Company remains encouraged by the strength of its branded products as evidenced by SPINS® Scan data, which continues to position the Company as the #1 selling hemp CBD product line in the natural products retail channel.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EST/1:30 pm PST. The webcast of the conference call will be available on the Investor Relations section of the Company's web site at https://ir.cvsciences.com/news-events and at http://public.viavid.com/index.php?id=133332. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, March 19, 2019, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13688167.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling hemp-based CBD products to a range of market sectors; and a drug development division focused on developing and commercializing novel therapeutics utilizing CBD. The Company’s PlusCBD Oil is the top-selling brand of hemp-derived CBD on the market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California and Las Vegas, Nevada. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Years Ended December 31,
	2018	2017
Product sales, net	$48,244	$20,679
Cost of goods sold	14,366	6,190
Gross profit	33,878	14,489

Operating expenses:
Research and development	1,885	724
Selling, general and administrative	21,746	16,193
Royalty buy-out	—	2,432
	23,631	19,349

Operating income (loss)	10,247	(4,860)

Other expense:
Interest expense	153	507
Other	—	12
Total other expense	153	519

Income (loss) before income taxes	10,094	(5,379)
Income tax benefit (expense)	(93)	482
Net income (loss)	$10,001	$(4,897)

Weighted average common shares outstanding
Basic	91,916	80,432
Diluted	114,470	80,432

Net income (loss) per common share
Basic	$0.11	$(0.06)
Diluted	$0.09	$(0.06)

CV SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of December 31,
	2018	2017
Assets
Current assets:
Cash	$12,684	$2,013
Restricted cash	251	779
Accounts receivable, net	3,340	1,507
Inventory	7,132	2,823
Prepaid expenses and other	2,059	813
Total current assets	25,466	7,935

Inventory	1,418	5,667
Property & equipment, net	2,844	2,084
Intangible assets, net	3,801	3,836
Goodwill	2,788	2,788
Other assets	585	400
Total assets	$36,902	$22,710

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,245	$678
Accrued expenses	2,673	1,932
Notes payable	474	726
Total current liabilities	4,392	3,336

Notes payable	—	850
Deferred rent	1,329	1,068
Deferred income taxes	1,065	1,075
Total liabilities	6,786	6,329

Commitments and contingencies (Note 11)

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized; 94,940 and 90,513 shares issued and outstanding as of December 31, 2018 and 2017, respectively	9	9
Additional paid-in capital	55,134	51,400
Accumulated deficit	(25,027)	(35,028)
Total stockholders' equity	30,116	16,381

Total liabilities and stockholders' equity	$36,902	$22,710

CV SCIENCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)

	For the Years Ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$10,001	$(4,897)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	519	183
Amortization of debt issuance costs	51	221
Amortization of derivative liability debt discount	—	29
Stock-based compensation	2,925	3,419
Stock-based royalty buy-out	—	2,432
Common stock issued for professional services	295	—
Bad debt expense	49	483
Deferred tax liability	(10)	(482)
Change in accrued interest payable included in convertible note payable	—	189
Fair value of warrant expense incurred on extinguishment of note payable	—	137
Loss on sale of fixed assets	—	12
Gain on change in derivative liability	—	(249)
Change in operating assets and liabilities:
Accounts receivable	(1,882)	(1,241)
Note receivable	—	(25)
Inventory	(60)	1,043
Prepaid expenses and other	(832)	(400)
Accounts payable and accrued expenses	1,308	1,780
Deferred rent	195	981
Net cash provided by operating activities	12,559	3,615

INVESTING ACTIVITIES
Purchase of equipment	(893)	(454)
Tenant improvements to leasehold real estate	(351)	(1,546)
Net cash used in investing activities	(1,244)	(2,000)

FINANCING ACTIVITIES
Borrowing from convertible debt, net of costs	—	750
Repayment of convertible debt in cash	(660)	(472)
Repayment of unsecured debt in cash	(850)	—
Repayment of unsecured notes payable	(176)	(159)
Proceeds from exercise of stock options	514	—
Net cash provided by (used in) financing activities	(1,172)	119

Net increase in cash and restricted cash	10,143	1,734
Cash and restricted cash, beginning of year	2,792	1,058
Cash and restricted cash, end of year	$12,935	$2,792

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands)
We use Adjusted EBITDA internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation expense, amortization expense, interest and income tax expense, minus income tax benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this Annual Report, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.
Adjusted EBITDA is not presented in accordance with, or as an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We encourage investors to review the GAAP financial measures included in this Annual Report, including our consolidated financial statements, to aid in their analysis and understanding of our performance and in making comparisons.
A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2018 and 2017 is detailed below:

	For the Years Ended December 31,
	2018	2017
Net income (loss)	$10,001	$(4,897)
Depreciation expense	484	147
Amortization expense	35	35
Interest expense	153	507
Income tax expense (benefit)	93	(482)
EBITDA	10,766	(4,690)
Stock-based compensation expense (1)	2,925	3,419
Common stock issued for professional services (2)	295	—
Royalty buy-out (3)	—	2,432
Loss on extinguishment of debt (4)	—	189
Gain on derivative liability (5)	—	(249)
Bad debt expense (6)	—	483
Adjusted EBITDA	$13,986	$1,584
_________________

(1)
Represents stock-based compensation expense related to stock options and warrants awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.

(2)	Represents common stock issued for professional services

(3)	Represents the share-based royalty buy-out associated with the CanX acquisition (see Note 9 of our consolidated financial statements).

(4)	Represents loss on extinguishment of debt associated with our long-term note payable with Wiltshire, LLC (Wiltshire) (see Note 7 of our consolidated financial statements).

(5)	Represents gain on change in derivative liability associated with our convertible notes with Iliad Research Trading, L.P. (Iliad) (see Note 7 of our consolidated financial statements).

(6)	Write-off of certain accounts receivable during 2017 that are not considered normal write offs.